Exhibit 99.1

Steering Ahead: micromobility.com Inc.'s Strategic Path to Profitability and Market Expansion.

Advancing Urban Mobility: Integrating Fintech and Long-Term Rentals for Market Leadership

New York, NY – December 4, 2023 – micromobility.com Inc. (Nasdaq: MCOM). As the CEO of micromobility.com Inc., I Salvatore Palella, feel it's crucial to directly address our shareholders. Herein lies my letter, outlining the company’s strategic initiatives and steadfast commitment towards our collective success.

Dear Valued Investors,

As of December 4, 2023, with the execution of our reverse split, I would like to seize this opportunity to share with you the strategic vision driving micromobility.com Inc. going forward.

Adapting to Market Trends: Focusing on Profitable Sharing and Retail Expansion

We have observed shifting dynamics in micromobility sharing services market, prompting us to pivot our focus to greater investment in branded retail and only operating sharing services in profitable cities. We believe this pivot aligns with our goal to enhance operational efficiency. Further our Q2 results demonstrated significant cost reductions, which was a challenging yet necessary step as we lean more on third-party operations for increased margins.

Innovative Solutions: Long Term Rentals and Fintech Payments Integration

Our response to the changing needs of end users who love our mobile app but lack sharing options under Helbiz or Wheels is two-fold: (i) Long-Term Rental (“LTR”) and (ii) Fintech payment solutions.

- LTR: Starting in SoHo, New York and expanding to LA, California and Austin, Texas, we continue to offer long-term scooter rentals increasingly our NY flagship store plays a crucial role in this LTR venture.

- Fintech payments solutions: We are initiating discussions in the European Union to integrate payment solutions into our mobile app. This strategy aligns with our recent decision to appoint Valco Farina as a new member of our board of directors. We strongly believe Mr. Farina’s expertise in fintech will be instrumental in guiding this initiative.

Financial Strategy: Leveraging our Intellectual Property for Greater Flexibility

We are actively negotiating a loan to leverage our intellectual property (“IP”). Our aim is to settle this loan with a substantial discount on the principal, bringing financial relief and smoothing our current commitments. We expect to share more updates before the end of December 2023.

Commitment to Financial Stability and Growth

The above steps though challenging, are aimed at ensuring micromobility.com's financial stability and growth. As always, our investors’ trust in our vision and strategy is invaluable, and I remain committed to steering our company towards a prosperous future.

Expansion Plans: More Retail Outlets

Our retail strategy is set to expand further. We are actively exploring opportunities to open more retail outlets, with ongoing discussions for locations in LA, California, Seattle, Washington, and Miami, Florida. This expansion is particularly crucial for enhancing our LTR model's reach and effectiveness.

M&A Strategy: Focused on Profitable Growth

M&A activities are crucial for our expansion. We're committed to acquiring companies that are profitable or have a clear path to profitability. Current discussions with Hopium are ongoing, and we anticipate that the reverse split will accelerate these talks, aiming for a swift and business combination plan.

Closing Thoughts: Acknowledging Challenges and Focusing on Sustainability

I acknowledge that our journey and particularly our stock performance, has not been smooth. We've had our share of missteps, notably in our media business segment, which we concluded in quarter three of 2023. However, these foregoing challenges have taught us invaluable lessons.

As we move forward our focus on cost reduction is not just about trimming expenses; it is about ensuring longer term financial sustainability and building a stronger, more resilient micromobility.com

Inc., I assure you that every decision we make is aimed at enhancing shareholder value and securing the long-term success of our company.

Thank you for your unwavering support and belief in our journey.

Warm regards,

Salvatore Palella

CEO, micromobility.com Inc.

For more information visit www.micromobility.com.

Forward-Looking Statements

Certain statements made in this press release are "forward-looking statements'' within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate," "believe," "expect," "estimate," "plan," "outlook," and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward looking statements. Due to known and unknown risks, actual results may differ materially from the Company’s expectations or projections. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: (i) the failure to meet projected development and production targets; (ii) changes in applicable laws or regulations; and (iii) other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the Securities and Exchange Commission (the "SEC") by the Company including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov. Any forward-looking statement made by us in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

Contacts

For media inquiries:

press@micromobility.com